SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2004

PLANVISTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13772	13-3787901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4010 BOY SCOUT BOULEVARD, TAMPA, FLORIDA	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 353-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

The Company has entered into a second agreement with Great-West Healthcare (a division of Great-West Life & Annuity Insurance Company), pursuant to which the Company will be providing network access and claims repricing services for specified Great-West Healthcare members commencing April 1, 2004. The Company and ProxyMed, Inc. have issued a joint press release announcing this agreement.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

The following exhibit is included with this Report:

Exhibit 99.1     Joint Press Release, dated February 24,2004 re: the execution of an agreement with Great-West Healthcare, a division of Great-West Life & Annuity Insurance Company, pursuant to which the Company will be providing certain network access and claims repricing services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANVISTA CORPORATION

Date:	February 25, 2004	By:	/s/ Phillip S. Dingle

Phillip S. Dingle, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release dated February 24, 2004